UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2020

Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	CLUB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2020, Town Sports International Holdings, Inc. (the “Company”) received a notification letter from the Listing Qualifications department of Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock listed on the Nasdaq Global Market was below $1.00 for 30 consecutive business days, the Company no longer meets the minimum bid price requirement for continued listing on the Nasdaq Global Market under Nasdaq Marketplace Rule 5450(a)(1), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). In addition, on April 28, 2020, the Company received a notification letter from the Listing Qualifications department of Nasdaq notifying the Company that the Market Value of Publicly Held Shares (“MVPHS”) of its common stock had been below the minimum of $15,000,000 for the last 30 consecutive business days, and that consequently the Company no longer meets the continued listing requirement of the Nasdaq Global Market under Nasdaq Marketplace Rule 5450(b)(3)(C), requiring that the Company maintain a minimum MVPHS of $15,000,000 (the “Market Value Requirement”, and collectively with the Minimum Bid Price Requirement, the “Listing Requirements”).

The notifications regarding the Listing Requirements have no immediate effect on the listing of the Company’s common stock. In accordance with Nasdaq Marketplace Rules 5810(c)(3)(A) and 5810(c)(3)(D) and the rule change filed by Nasdaq with the Securities and Exchange Commission (“SEC”) on April 16, 2020, the Company has a period of 180 calendar days from July 1, 2020 (or until December 28, 2020) to regain compliance with the Listing Requirements. If at any time before December 28, 2020 the bid price of the Company’s common stock closes at or above $1.00 per share for at least ten consecutive business days, Nasdaq will provide written notification that the Company has regained compliance with the Minimum Bid Price Requirement and the matter will be deemed closed. If at any time before December 28, 2020 the MVPHS of the Company’s common stock closes at $15,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide written notification that the Company has regained compliance with the Market Value Requirement and the matter will be deemed closed.

In the event that the Company does not regain compliance with the Minimum Bid Price Requirement by December 28, 2020, the Company may be eligible for additional time. To qualify for additional time, the Company would be required to meet the Market Value Requirement and all other initial listing standards (with the exception of the Minimum Bid Price Requirement), and submit a transfer application with written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. Nasdaq staff would review the Company’s application and make a determination of whether or not the Company will be able to cure the deficiency. Should Nasdaq staff conclude that the Company will not be able to cure the deficiency, or should the Company not submit a transfer application or make the required representation, Nasdaq will provide notice that the Company’s common stock will be subject to delisting.

In the event that the Company does not regain compliance with the Market Value Requirement by December 28, 2020, it will receive notice that its common stock is subject to delisting. Alternatively, the Company may apply to transfer its common stock to the Nasdaq Capital Market, provided that the Company meets the Nasdaq Capital Market’s continued listing requirements.

If the Company receives a notice that its common stock is subject to delisting in respect of either of the Listing Requirements, the Company would be entitled to appeal the Nasdaq staff’s determination to delist its common stock and request a hearing.

The Company intends to monitor both the closing bid price and MVPHS of the Company’s common stock and consider its available options to resolve its non-compliance with the Listing Requirements. No determination regarding the Company’s response to either notification has been made at this time. There can be no assurance that the Company will be able to regain compliance with either of the Listing Requirements or that it will otherwise be in compliance with other Nasdaq listing criteria.

Item 8.01	Other Events.

The Company is relying on the SEC’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From The Reporting And Proxy Delivery Requirements For Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of both (i) the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 pursuant to General Instruction G(3) of the Form 10-K (the “Part III Information”), which it expects to provide either in a Definitive Proxy Statement on Form DEF 14A (a “Proxy Statement”) or in an amendment to its Annual Report on Form 10-K/A (a “10-K/A”), and (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “10-Q” and collectively with the applicable report disclosing the Part III Information, the “Reports”), in each case due to the circumstances related to the COVID-19 pandemic. The Company requires additional time to finalize its Reports due to its previously announced reduction in staff, suspension of in-person operations at its corporate headquarters, and temporary closure of its locations for an indefinite period of time, as well as other financial and operational concerns associated with or caused by the COVID-19 pandemic. The Company has closed all its gym locations in accordance with such stay at home orders as are in place across the United States, and has directed all its employees to work from home in order to protect its employees and their families from potential virus transmission among co-workers. These conditions have caused significant disruptions to the Company’s operations requiring key personnel to devote considerable time and resources to respond to the emerging impacts to its business, which limits their availability to complete the Reports and to thoroughly evaluate the subsequent events related to COVID-19.

The Company is in the process of working on a remote basis to file the Reports as quickly as possible. Notwithstanding the foregoing, the Company expects to file (i) either a Proxy Statement or 10-K/A, including the Part III Information, no later than June 14, 2020 (which is 45 days from the original filing deadline for the Part III Information of April 29, 2020) and (ii) the 10-Q no later than June 29, 2020 (which is 45 days from the original filing deadline for the 10-Q of May 15, 2020).

The Company previously disclosed the risks to its business posed by the COVID-19 pandemic in the risk factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and has decided not to supplement such disclosure at this time.

Forward-Looking Statements

Certain statements in this report regarding the Company’s future reporting intentions contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “could,” or the negative version of these words or other comparable words. Such statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, the duration and severity of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or treat its impact, the potential negative impacts of COVID-19 on the economy in the United States and the impact of COVID-19 on the Company’s financial condition and business operations and other specific risk factors disclosed in our prior SEC filings. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: April 28, 2020	By:	/s/ Patrick Walsh
Patrick Walsh
Chairman and Chief Executive Officer